# Presentation to the Conflicts Committee of the Board of Directors of Valero Energy Partners GP LLC

October 18, 2018 / Confidential

# Disclaimer

The following pages contain materials provided to the Conflicts Committee of the Board of Directors (the "Committee") of Valero Energy Partners GP LLC, the general partner of Valero Energy Partners LP ("VLP"), by Jefferies LLC ("Jefferies") in connection with a potential transaction involving VLP and Valero Energy Corporation ("VLO").

These materials were prepared on a confidential basis in connection with an oral presentation to the Committee and not with a view toward complying with the disclosure standards under state or federal securities laws. These materials are solely for use of the Committee and may not be used for any other purpose or disclosed to any party without Jefferies' prior written consent.

The information contained in this presentation is based solely on publicly available information or information furnished to Jefferies by VLP management. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. These materials are necessarily based on economic, market and other conditions as they exist on, and information made available as of, the date hereof. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. These materials are not and should not be construed as a fairness opinion.

# Table of Contents

# Transaction Summary

# Transaction Overview

- On September 21, 2018, Valero Energy Corporation ("VLO") submitted a proposal to Valero Energy Partners GP LLC ("VLP GP"), in its capacity as the general partner of Valero Energy Partners LP ("VLP"), to merge an indirect wholly owned subsidiary of VLO with and into VLP, resulting in each outstanding VLP common unit, other than those owned by VLO, VLP or any of their respective direct or indirect subsidiaries, being converted into the right to receive cash
- Merger consideration of $42.25 per unit in cash
  - Purchase price implies an aggregate common unit equity purchase price of ~$950MM for the VLP common units held by the public
  - Proposed transaction will be financed with available cash and / or borrowing under VLO's revolving credit facility

## Transaction Structure

### Transaction Economics

| | | |
|---|---|---|
| Merger Consideration Per VLP Unit | $ | 42.25 |
| VLP Common Units Held by Public (MM) | | 22.5 |
| **Aggregate Common Unit Equity Purchase Price** | **$** | **950.3** |



VALERO
NYSE: VLO
100% Interest
Valero Energy Partners GP LLC ("VLP GP")
66.2% LP Interest
~46.8MM LP Units
2.0% General Partner Interest
VALERO ENERGY PARTNERS LP
NYSE: VLP
31.8% LP Interest
~22.5MM LP Units
Public Unitholders
22.5 MM VLP Units
$950.3 MM In Cash ($42.25 Per Unit)

Source: Capital IQ and Public filings.

# Implied Transaction Premiums and Multiples

($Millions, except per unit values)

## Transaction Overview

| | | |
|---|---|---|
| Merger Consideration Per VLP Unit | $ | 42.25 |
| VLP Common Units Held by Public (MM) | | 22.5 |
| **Aggregate Common Unit Equity Purchase Price** | **$** | **950.3** |

| Purchase Price | Metric | | Unit Price | Transaction Price | |
|---|---|---|---|---|---|
| | | | | $ | 42.25 |
| **Implied Premium / (Discount) to VLP:** | Unit Price at Initial Proposal (as of 09/20/18) | $ | 36.12 | | 17.0% |
| | 10-Day VWAP (as of 10/17/18) | | 39.54 | | 6.8% |
| | 20-Day VWAP (as of 10/17/18) | | 38.44 | | 9.9% |
| | 30-Day VWAP (as of 10/17/18) | | 37.80 | | 11.8% |
| | 52-Week High | | 48.66 | | (13.2%) |
| | 52-Week Low | | 33.25 | | 27.1% |
| | Closing Unit Price (as of 10/17/18) | | 39.40 | | 7.2% |
| | Median Wall Street Consensus Unit Price Target[1] | | 45.00 | | (6.1%) |
| | IPO Unit Price (at 12/10/13) | | 23.00 | | 83.7% |

| | | |
|---|---|---|
| Merger Consideration | $ | 42.25 |
| VLP Fully Diluted Units Outstanding (MM) | | 69.3 |
| **Implied VLP LP Equity Value** | **$** | **2,926.3** |
| Plus: Implied GP Value[2] | $ | 1,517.7 |
| Plus: VLP Total Debt | | 1,285.0 |
| Less: Cash & Cash Equivalents | | (100.1) |
| **Implied VLP Enterprise Value** | **$** | **5,629.0** |

| VLP Statistics | | Statistic[3] | Implied Transaction Multiple |
|---|---|---|---|
| Implied Transaction Total Enterprise Value / 2019E EBITDA | $ | 412.8 | 13.6x |
| Implied Transaction Total Enterprise Value / 2020E EBITDA | | 401.6 | 14.0x |

Source: Public filings, Capital IQ, Bloomberg and VLP Management.
(1) Based on median unit price target of selected brokers.
(2) Implied value of GP interest based on 2019E GP distributions of $84.9 MM per VLP Management projections in Self-Funding case capitalized at VLP's current distribution yield of 5.6% as of 10/17/18.
(3) EBITDA estimates reflect Self-Funding case as provided by VLP Management.

# Financial Analysis

# VLP Management Projections: Selected Assumptions

- Jefferies was provided two cases by VLP Management, a "Self-Funding" case with no incremental growth beyond the current VLP asset base and a "Market Recovery" case that includes growth via drop-downs from 2020 through 2022

| | |
|---|---|
| "Self-Funding" Case | **Distribution Policy:**<br>- Distributions set at growth level permitted by distributable cash flow and targeted distribution coverage<br>- IDRs remain outstanding<br>**Distribution Coverage:**<br>- Minimum quarterly coverage of 1.20x<br>**Leverage Target:**<br>- Debt-to-EBITDA ratio of no more than 3.5x<br>**Acquisition Assumptions:**<br>- No acquisitions are completed throughout the projection period |
| "Market Recovery" Case | **Distribution Policy:**<br>- 10% annual distribution growth from 2019 through 2022<br>- IDRs remain outstanding<br>**Distribution Coverage:**<br>- Minimum quarterly coverage of 1.20x<br>**Leverage Target:**<br>- Debt-to-EBITDA ratio of no more than 3.5x<br>**Acquisition Assumptions:**<br>- No drop-downs from VLO through the end of 2019<br>- Thereafter, drop-downs are set as needed to meet distribution growth requirements while maintaining coverage and leverage ratio targets<br>- Forecast assumes generic assets are acquired at a price assumed to be 8.0x NTM EBITDA<br>- Acquisition financing uses a combination of excess cash, debt, and equity with sufficient equity issued to maintain leverage target (assumed issuance price of $38.15 per unit in 2020, $41.44 per unit in 2021 and $44.26 per unit in 2022; borrowing rate assumed to be 5.25%) |

Source: VLP Management.

# Valero Energy Partners Financial Summary – Self-Funding Case

($Millions, except per unit values)

- VLP projections as provided by VLP Management on October 3, 2018

## VLP EBITDA Projections



$412.8
$401.6
$410.6
$417.8
2019E
2020E
2021E
2022E

## VLP DCF Projections



$330.9
$316.9
$329.0
$336.8
2019E
2020E
2021E
2022E

## VLP Stand-Alone Projections

| | VLP Financials | | | |
|---|---|---|---|---|
| | 2019E | 2020E | 2021E | 2022E |
| EBITDA - Base Assets | $ 412.8 | $ 401.6 | $ 410.6 | $ 417.8 |
| 2020 Acquisitions | - | - | - | - |
| 2021 Acquisitions | - | - | - | - |
| 2022 Acquisitions | - | - | - | - |
| **EBITDA** | **$ 412.8** | **$ 401.6** | **$ 410.6** | **$ 417.8** |
| Less: Cash Interest Expense | $ (55.2) | $ (59.6) | $ (60.9) | $ (60.9) |
| Less: Maintenance Capex | (25.5) | (23.9) | (19.6) | (19.0) |
| Less: Other Adjustments | (1.2) | (1.2) | (1.1) | (1.1) |
| **Distributable Cash Flow** | **$ 330.9** | **$ 316.9** | **$ 329.0** | **$ 336.8** |
| LP Distributable Cash Flow | 206.0 | 199.0 | 205.0 | 208.9 |
| GP Distributable Cash Flow | 125.0 | 118.0 | 124.0 | 127.9 |
| Coverage Ratio | 1.32x | 1.24x | 1.27x | 1.27x |
| **Distributed Cash Flow** | **$ 250.8** | **$ 254.6** | **$ 258.8** | **$ 266.0** |
| Distribution to LP | 165.9 | 167.8 | 169.9 | 173.5 |
| Distribution to GP | 84.9 | 86.8 | 88.9 | 92.5 |
| Common Units Outstanding (MM) | 69.3 | 69.3 | 69.3 | 69.3 |
| **LP DCF / Unit** | **$ 2.97** | **$ 2.87** | **$ 2.96** | **$ 3.02** |
| **LP Distribution / Unit** | **$ 2.39** | **$ 2.42** | **$ 2.45** | **$ 2.50** |
| Total Capex | $ 51.0 | $ 23.9 | $ 19.6 | $ 19.0 |
| **Total Debt** | **$ 1,285.0** | **$ 1,285.0** | **$ 1,285.0** | **$ 1,285.0** |
| **Total Debt / EBITDA** | **3.1x** | **3.2x** | **3.1x** | **3.1x** |

Source: VLP Management.

# Valero Energy Partners Financial Summary – Market Recovery Case

($Millions, except per unit values)

- VLP projections as provided by VLP Management on October 3, 2018

## VLP EBITDA Projections



$412.8
$537.5
$687.2
$757.8
2019E
2020E
2021E
2022E

## VLP DCF Projections



$330.9
$433.8
$556.4
$610.1
2019E
2020E
2021E
2022E

## VLP Stand-Alone Projections

| | VLP Financials | | | |
|---|---|---|---|---|
| | 2019E | 2020E | 2021E | 2022E |
| EBITDA - Base Assets | $ 412.8 | $ 400.4 | $ 408.8 | $ 414.9 |
| 2020 Acquisitions | - | 137.0 | 152.9 | 157.5 |
| 2021 Acquisitions | - | - | 125.6 | 140.1 |
| 2022 Acquisitions | - | - | - | 45.4 |
| **EBITDA** | **$ 412.8** | **$ 537.5** | **$ 687.2** | **$ 757.8** |
| Less: Cash Interest Expense | $ (55.2) | $ (78.6) | $ (106.7) | $ (120.8) |
| Less: Maintenance Capex | (25.5) | (23.9) | (22.7) | (24.9) |
| Less: Other Adjustments | (1.2) | (1.2) | (1.5) | (2.0) |
| **Distributable Cash Flow** | **$ 330.9** | **$ 433.8** | **$ 556.4** | **$ 610.1** |
| LP Distributable Cash Flow | 206.0 | 264.1 | 332.1 | 359.7 |
| GP Distributable Cash Flow | 125.0 | 169.7 | 224.3 | 250.4 |
| Coverage Ratio | 1.27x | 1.26x | 1.26x | 1.21x |
| **Distributed Cash Flow** | **$ 260.8** | **$ 343.5** | **$ 442.1** | **$ 504.1** |
| Distribution to LP | 170.9 | 218.9 | 274.9 | 306.7 |
| Distribution to GP | 89.9 | 124.6 | 167.2 | 197.4 |
| Common Units Outstanding (MM) | 69.3 | 80.7 | 92.2 | 93.5 |
| **LP DCF / Unit** | **$ 2.97** | **$ 3.27** | **$ 3.60** | **$ 3.85** |
| **LP Distribution / Unit** | **$ 2.47** | **$ 2.71** | **$ 2.98** | **$ 3.28** |
| Total Capex | $ 51.0 | $ 23.9 | $ 22.7 | $ 24.9 |
| **Total Debt** | **$ 1,285.0** | **$ 1,935.0** | **$ 2,455.0** | **$ 2,675.0** |
| **Total Debt / EBITDA (1)** | **3.1x** | **3.5x** | **3.5x** | **3.5x** |

Source: VLP Management.
(1) Assumes full year EBITDA contribution of dropped assets.

# Summary of Valuation Methodologies

- Jefferies' approach to analyzing potential consideration in connection with a possible transaction entails several standard and customary analyses, including, but not limited to, the following:
  - **Selected Public Companies Analysis**, a method of valuing an entity relative to publicly-traded companies and partnerships with similar products or services, similar operating or financial characteristics or similar customers or markets
  - **Discounted Cash Flow Analysis**, a method of valuing an entity relative to the estimated present value of future cash flows
- Jefferies did not attribute any particular weight to any analysis, methodology or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of the analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of Jefferies' analyses

# Financial Analysis Summary – Valero Energy Partners

($ in Millions)

Merger Consideration: $42.25

| Methodology | Implied VLP Unit Price (Low) | Implied VLP Unit Price (High) | Selected Metrics |
|---|---|---|---|
| **Selected Public Companies Analysis** | | | |
| Current Distribution Yield | $33.91 | $40.07 | Based on Current yield of 5.5% – 6.5% and most recent quarterly distribution (annualized) of $0.551 / per unit |
| *Self-Funding Case* | | | |
| 2019E Distribution Yield | $34.21 | $39.92 | Based on 2019E yield of 6.0% – 7.0% |
| *Market Recovery Case* | | | |
| 2019E Distribution Yield | $35.24 | $41.12 | Based on 2019E yield of 6.0% – 7.0% |
| **DCF Analysis** | | | |
| *Self-Funding Case* | | | |
| Discounted Cash Flows | $32.23 | $37.15 | Discount rate range of 11.0% – 12.0%, terminal yield of 6.0% – 7.0% |
| *Market Recovery Case* | | | |
| Discounted Cash Flows | $40.65 | $47.08 | Discount rate range of 11.0% – 12.0%, terminal yield of 6.0% – 7.0% |
| **Premiums Paid** [(1)] | | | |
| Affiliate MLP Mergers (Common Control) | $40.27 | $46.30 | Based on selected precedent transaction premiums paid (25% / 75% quartiles) to: One-day, Seven-day and 30-day prior unit price |

Axis: $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00

Source: Public filings, Capital IQ, Wall Street research and VLP Management.

(1) Premiums Paid is for informational reference and not a valuation methodology used by Jefferies.

# Selected Public Companies Analysis

## Current Yield

| | Current Yield | |
|---|---|---|
| | VLP | |
| LP Distributed Cash Flow per Unit | $2.20 | |
| Yield | 6.50% | 5.50% |
| Implied LP Unit Price | $33.91 | $40.07 |

## 2019E Yield – Self-Funding Case

| | 2019E Yield | |
|---|---|---|
| | VLP | |
| LP Distributed Cash Flow per Unit | $2.39 | |
| Yield | 7.00% | 6.00% |
| Implied LP Unit Price | $34.21 | $39.92 |

## 2019E Yield – Market Recovery Case

| | 2019E Yield | |
|---|---|---|
| | VLP | |
| LP Distributed Cash Flow per Unit | $2.47 | |
| Yield | 7.00% | 6.00% |
| Implied LP Unit Price | $35.24 | $41.12 |

Source: Public filings and VLP Management.

# Selected Public Partnership Analysis – Crude Oil and Refined Products MLPs

($ Millions, unless otherwise noted)

| Partnership | Unit Price on 10/17/18 | Unit Price vs. LTM High | Unit Price vs. LTM Low | Total LP Equity Market Value | Enterprise Value[1] | EV / EBITDA 2018E | EV / EBITDA 2019E | EV / EBITDA 2020E | Distribution Yield[2] Current | Distribution Yield[2] 2019E | '18E-'21E Distribution CAGR | % of Current Distributions to GP | Current Marginal Split to GP |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **No IDRs** | | | | | | | | | | | | | |
| MPLX LP | $ 34.79 | 88.3% | 110.1% | $ 27,624 | $ 41,243 | 12.2x | 11.3x | 10.8x | 7.2% | 7.7% | 5.4% | 0.0% | 0.0% |
| Magellan Midstream Partners, L.P. | 64.78 | 85.4% | 118.2% | 14,782 | 19,450 | 14.0x | 13.1x | 12.0x | 5.9% | 6.4% | 6.7% | 0.0% | 0.0% |
| Andeavor Logistics LP | 46.45 | 84.1% | 114.2% | 11,402 | 16,385 | 13.2x | 11.0x | 10.5x | 8.9% | 9.4% | 5.5% | 0.0% | 0.0% |
| Buckeye Partners, L.P. | 35.06 | 61.3% | 109.5% | 5,378 | 10,472 | 9.8x | 9.3x | 8.7x | 14.4% | 10.3% | NA | 0.0% | 0.0% |
| NuStar Energy L.P. | 26.03 | 71.6% | 135.5% | 2,786 | 7,330 | 11.4x | 10.5x | 9.8x | 9.2% | 9.2% | 0.0% | 0.0% | 0.0% |
| Holly Energy Partners, L.P. | 31.50 | 87.9% | 120.8% | 3,321 | 4,847 | 14.0x | 13.3x | 12.9x | 8.4% | 8.6% | 0.4% | 0.0% | 0.0% |
| **Average** | | | | | | **12.4x** | **11.4x** | **10.8x** | **9.0%** | **8.6%** | **3.6%** | **0.0%** | **0.0%** |
| **Median** | | | | | | **12.7x** | **11.1x** | **10.6x** | **8.6%** | **8.9%** | **5.4%** | **0.0%** | **0.0%** |
| **Retains IDRs** | | | | | | | | | | | | | |
| Phillips 66 Partners LP | $ 51.40 | 91.0% | 115.8% | $ 6,318 | $ 14,021 | 12.9x | 11.4x | 9.7x | 5.9% | 6.8% | 9.2% | 37.9% | 50.0% |
| Shell Midstream Partners, L.P. | 21.04 | 67.5% | 108.3% | 4,709 | 8,557 | 14.5x | 10.3x | 8.5x | 6.9% | 8.1% | 8.0% | 27.9% | 50.0% |
| PBF Logistics LP | 22.07 | 97.2% | 124.3% | 1,001 | 1,917 | 12.2x | 10.0x | 8.0x | 9.0% | 9.5% | 3.8% | 13.2% | 50.0% |
| Delek Logistics Partners, LP | 31.07 | 87.5% | 117.2% | 758 | 1,759 | 10.3x | 8.7x | 8.1x | 9.9% | 11.0% | 5.6% | 24.8% | 50.0% |
| **Average** | | | | | | **12.5x** | **10.1x** | **8.6x** | **7.9%** | **8.9%** | **6.7%** | **26.0%** | **50.0%** |
| **Median** | | | | | | **12.6x** | **10.2x** | **8.3x** | **8.0%** | **8.8%** | **6.8%** | **26.4%** | **50.0%** |
| **Consolidated Average** | | | | | | **12.5x** | **10.9x** | **9.9x** | **8.6%** | **8.7%** | **5.0%** | **10.4%** | **20.0%** |
| **Consolidated Median** | | | | | | **12.6x** | **10.8x** | **9.8x** | **8.6%** | **8.9%** | **5.5%** | **0.0%** | **0.0%** |
| **Valero Energy Partners LP [3]** | **$ 39.40** | **81.0%** | **118.5%** | **$ 2,729** | **$ 5,432** | **13.6x** | **13.2x** | **13.5x** | **5.6%** | **6.1%** | **2.9%** | **31.9%** | **50.0%** |

## Current Yield [2]



14.4%
9.9%
9.2%
9.0%
8.9%
8.4%
7.2%
6.9%
5.9%
5.9%
5.6%
BPL
DKL
NS
PBFX
ANDX
HEP
MPLX
SHLX
MMP
PSXP
VLP

## 2019E Yield



11.0%
10.3%
9.5%
9.4%
9.2%
8.6%
8.1%
7.7%
6.8%
6.4%
6.1%
DKL
BPL
PBFX
ANDX
NS
HEP
SHLX
MPLX
PSXP
MMP
VLP

Source: Public filings, Capital IQ, Wall Street research and VLP Management.
Note: Metrics other than current distribution yield and 2019E distribution yield shown for informational reference.
(1) Includes common units, other classes of LP units and implied equity value of GP.
(2) Current yield based on latest declared quarterly distribution, annualized.
(3) Based on Self-Funding case as provided by VLP Management.

# Discounted Cash Flow Analysis – Self-Funding Case

## DCF Projection Summary

| | For the Years Ending December 31, | | | |
|---|---|---|---|---|
| | 2019E | 2020E | 2021E | 2022E |
| **Cash Flows** | | | | |
| LP Distributable Cash Flow / Unit | $ 2.97 | $ 2.87 | $ 2.96 | $ 3.02 |
| LP Distributed Cash Flow / Unit | 2.39 | 2.42 | 2.45 | 2.50 |
| Discount Period (Mid-Period Convention) | 0.500 | 1.500 | 2.500 | 3.500 |
| **Terminal Values** | | | | |
| Low | | | | $ 35.79 |
| High | | | | 41.75 |
| Present Value of Distributable Cash Flow (Low) | $ 2.81 | $ 2.42 | $ 2.23 | $ 2.03 |
| Present Value of Distributable Cash Flow (High) | $ 2.82 | $ 2.46 | $ 2.28 | $ 2.09 |

| | Low | High |
|---|---|---|
| Discount Rate | 12.0% | 11.0% |
| Terminal Value Yield | 7.00% | 6.00% |
| Present Value of Distributable Cash Flow | $ 9.49 | $ 9.65 |
| Present Value of Terminal Value | 22.74 | 27.50 |
| Implied Unit Reference Range | $ 32.23 | $ 37.15 |
| Terminal Value as % of Total Value [1] | 70.6% | 74.0% |
| Implied Premium / (Discount) to Closing Unit Price (10/17/18) | (18.2%) | (5.7%) |

Source: VLP Management, Capital IQ and Bloomberg.
(1) Shown for informational reference.

# Discounted Cash Flow Analysis – Market Recovery Case

## DCF Projection Summary

| | For the Years Ending December 31, | | | |
|---|---|---|---|---|
| | 2019E | 2020E | 2021E | 2022E |
| **Cash Flows** | | | | |
| LP Distributable Cash Flow / Unit | $ 2.97 | $ 3.27 | $ 3.60 | $ 3.85 |
| LP Distributed Cash Flow / Unit | 2.47 | 2.71 | 2.98 | 3.28 |
| Discount Period (Mid-Period Convention) | 0.500 | 1.500 | 2.500 | 3.500 |
| **Terminal Values** | | | | |
| Low | | | | $ 46.86 |
| High | | | | 54.68 |
| Present Value of Distributable Cash Flow (Low) | $ 2.81 | $ 2.76 | $ 2.71 | $ 2.59 |
| Present Value of Distributable Cash Flow (High) | $ 2.82 | $ 2.80 | $ 2.78 | $ 2.67 |

| | Low | High |
|---|---|---|
| Discount Rate | 12.0% | 11.0% |
| Terminal Value Yield | 7.00% | 6.00% |
| Present Value of Distributable Cash Flow | $ 10.87 | $ 11.07 |
| Present Value of Terminal Value | 29.78 | 36.01 |
| Implied Unit Reference Range | $ 40.65 | $ 47.08 |
| Terminal Value as % of Total Value [1] | 73.3% | 76.5% |
| Implied Premium / (Discount) to Closing Unit Price (10/17/18) | 3.2% | 19.5% |

Source: VLP Management, Capital IQ and Bloomberg.
(1) Shown for informational reference.

# Selected Affiliate Mergers (Common Control) – Premiums Paid [1]

## Selected Precedent Affiliate Mergers

| Date | Buyer | Seller | Consideration | Price: Offer | Price: One-Day Prior Spot | Price: Seven-Day Prior Average | Price: 30-Day Prior Average | % Premium: One-Day Prior Spot | % Premium: Seven-Day Prior Average | % Premium: 30-Day Prior Average |
|---|---|---|---|---|---|---|---|---|---|---|
| 09/18/18 | Enbridge Inc | Enbridge Energy Partners | Stock | $ 11.48 | $ 11.25 | $ 11.42 | $ 11.42 | 2.1% | 0.6% | 0.5% |
| 08/24/18 | Enbridge Inc | Spectra Energy Partners | Stock | 40.00 | 37.85 | 37.50 | 36.84 | 5.7% | 6.7% | 8.6% |
| 08/01/18 | Energy Transfer Equity | Energy Transfer Partners | Stock | 23.59 | 21.21 | 20.83 | 19.60 | 11.2% | 13.3% | 20.4% |
| 06/19/18 | Cheniere Energy, Inc. | Cheniere Partners Holdings | Stock | 30.93 | 30.28 | 30.02 | 29.06 | 2.2% | 3.0% | 6.5% |
| 05/17/18 | Williams | Williams Partners | Stock | 40.89 | 38.42 | 37.48 | 35.99 | 6.4% | 9.1% | 13.6% |
| 04/26/18 | EQT Midstream Partners | Rice Midstream Partners | Stock | 20.66 | 18.82 | 18.44 | 18.24 | 9.8% | 12.0% | 13.2% |
| 03/27/18 | Tallgrass Energy GP | Tallgrass Equity Partners | Stock | 35.42 | 35.20 | 36.93 | 38.88 | 0.6% | (4.1%) | (8.9%) |
| 01/02/18 | Archrock, Inc. | Archrock Partners | Stock | 14.70 | 11.91 | 11.80 | 11.49 | 23.4% | 24.6% | 28.0% |
| 02/01/17 | ONEOK Inc | ONEOK Partners | Stock | 54.28 | 43.14 | 43.78 | 44.50 | 25.8% | 24.0% | 22.0% |
| 11/21/16 | Sunoco Logistics Partners | Energy Transfer Partners | Stock | 39.29 | 39.37 | 38.33 | 36.17 | (0.2%) | 2.5% | 8.6% |
| 11/01/16 | TransCanada Corporation | Columbia Pipeline Partners | Cash | 17.00 | 16.00 | 16.12 | 16.04 | 6.3% | 5.4% | 6.0% |
| 08/01/16 | Transocean Ltd | Transocean Partners | Stock | 13.19 | 10.92 | 11.24 | 12.09 | 20.8% | 17.3% | 9.1% |
| 05/31/16 | SemGroup Corporation | Rose Rock Midstream | Stock | 24.00 | 24.00 | 22.90 | 18.90 | 0.0% | 4.8% | 27.0% |
| 12/21/15 | Western Refining Inc | Northern Tier Energy | Cash / Stock | 26.06 | 24.23 | 24.51 | 24.31 | 7.6% | 6.3% | 7.2% |
| 11/03/15 | Targa Resources Corp | Targa Resources Partners | Stock | 36.09 | 30.49 | 30.14 | 31.20 | 18.4% | 19.8% | 15.7% |
| 05/06/15 | Crestwood Equity Partners | Crestwood Midstream Partners | Stock | 18.76 | 16.00 | 15.92 | 15.36 | 17.2% | 17.8% | 22.1% |
| 01/26/15 | Energy Transfer Partners | Regency Energy Partners | Cash / Stock | 26.89 | 23.75 | 22.77 | 23.32 | 13.2% | 18.1% | 15.3% |
| 11/12/14 | Enterprise Products Partners | Oiltanking Partners | Stock | 48.91 | 44.80 | 44.86 | 46.16 | 9.2% | 9.0% | 5.9% |
| 10/26/14 | Access Midstream Partners | Williams Partners | Stock | 52.72 | 50.00 | 50.18 | 51.12 | 5.4% | 5.1% | 3.1% |
| 08/10/14 | Kinder Morgan, Inc. | El Paso Pipeline Partners | Cash / Stock | 89.98 | 80.34 | 80.30 | 81.99 | 12.0% | 12.1% | 9.8% |
| | | Kinder Morgan Energy Partners | Cash / Stock | 89.75 | 75.88 | 75.19 | 76.38 | 18.3% | 19.4% | 17.5% |
| | | Kinder Morgan Management | Cash / Stock | 38.79 | 33.60 | 33.67 | 34.92 | 15.4% | 15.2% | 11.1% |
| 08/27/13 | Plains All American Pipeline | PAA Natural Gas Storage | Stock | 22.89 | 21.09 | 20.94 | 21.35 | 8.5% | 9.3% | 7.2% |
| 07/11/11 | Vanguard Natural Resources | Encore Energy Partners | Stock | 24.17 | 23.15 | 23.08 | 22.75 | 4.4% | 4.7% | 6.2% |
| 02/23/11 | Enterprise Products Partners | Duncan Energy Partners | Stock | 42.00 | 32.73 | 32.39 | 32.54 | 28.3% | 29.7% | 29.1% |
| 06/29/09 | Enterprise Products Partners | TEPPCO Partners | Stock | 31.36 | 28.69 | 28.23 | 28.81 | 9.3% | 11.1% | 8.8% |
| **Max** | | | | | | | | **28.3%** | **29.7%** | **29.1%** |
| **75% Quartile** | | | | | | | | **16.8%** | **17.7%** | **17.1%** |
| **Mean** | | | | | | | | **10.8%** | **11.4%** | **12.1%** |
| **Median** | | | | | | | | **9.2%** | **10.2%** | **9.4%** |
| **25% Quartile** | | | | | | | | **5.5%** | **5.2%** | **6.6%** |
| **Min** | | | | | | | | **(0.2%)** | **(4.1%)** | **(8.9%)** |
| **10/17/18** | **Valero Energy Corporation** | **Valero Energy Partners** | **Cash** | **$ 42.25** | **$ 39.40** | **$ 39.35** | **$ 37.76** | **7.2%** | **7.4%** | **11.9%** |

Source: Public filings and Capital IQ.
(1) Premiums Paid is for informational reference and not a valuation methodology used by Jefferies.

# Selected Affiliate Mergers (Common Control) – Premiums Paid (Cont'd) (1)

As of October 17, 2018

## Implied Unit Price

| Implied Price per Unit | % Premium One-Day Prior Spot | % Premium Seven-Day Prior Average | % Premium 30-Day Prior Average |
|---|---|---|---|
| **VLP Reference Unit Prices (as of market close 10/17/18)** | $ 39.40 | $ 39.35 | $ 37.76 |
| High | 28.3% | 29.7% | 29.1% |
| 75% Quartile | 16.8% | 17.7% | 17.1% |
| Mean | 10.8% | 11.4% | 12.1% |
| Median | 9.2% | 10.2% | 9.4% |
| 25% Quartile | 5.5% | 5.2% | 6.6% |
| Low | (0.2%) | (4.1%) | (8.9%) |
| **Implied Value per VLP Unit** | | | |
| High | $ 50.56 | $ 51.03 | $ 48.75 |
| **75% Quartile** | **46.01** | **46.30** | **44.20** |
| Mean | 43.66 | 43.84 | 42.32 |
| Median | 43.04 | 43.37 | 41.33 |
| **25% Quartile** | **41.57** | **41.38** | **40.27** |
| Low | 39.31 | 37.74 | 34.40 |

Source: Public filings and Capital IQ.

(1) Premiums Paid is for informational reference and not a valuation methodology used by Jefferies.

# Appendix

# Weighted Average Cost of Capital

# VLP Weighted Average Cost of Capital

($ in millions)

## Unlevered Beta

| Company | Equity Value [1] | Total Debt Value | Total Cap. | D / E Ratio | Total Debt / Total Cap. | Levered Beta[2] | Unlevered Beta[3] |
|---|---|---|---|---|---|---|---|
| MPLX LP | $ 27,624 | $ 12,469 | $ 40,093 | 45.1% | 31.1% | 0.76 | 0.52 |
| Magellan Midstream Partners, L.P. | 14,782 | 4,670 | 19,452 | 31.6% | 24.0% | 0.87 | 0.66 |
| Andeavor Logistics LP | 11,402 | 4,423 | 15,825 | 38.8% | 27.9% | 1.03 | 0.74 |
| Buckeye Partners, L.P. | 5,378 | 5,085 | 10,462 | 94.5% | 48.6% | 1.03 | 0.53 |
| Phillips 66 Partners LP | 6,318 | 2,975 | 9,293 | 47.1% | 32.0% | 0.81 | 0.55 |
| Shell Midstream Partners, L.P. | 4,709 | 2,115 | 6,824 | 44.9% | 31.0% | 0.97 | 0.67 |
| NuStar Energy L.P. | 2,786 | 3,437 | 6,224 | 123.4% | 55.2% | 1.48 | 0.66 |
| Holly Energy Partners, L.P. | 3,321 | 1,398 | 4,719 | 42.1% | 29.6% | 1.07 | 0.76 |
| Valero Energy Partners LP | 2,729 | 1,285 | 4,014 | 47.1% | 32.0% | 0.72 | 0.49 |
| PBF Logistics LP | 1,001 | 609 | 1,610 | 60.9% | 37.8% | 0.63 | 0.39 |
| Delek Logistics Partners, LP | 758 | 744 | 1,502 | 98.1% | 49.5% | 0.89 | 0.45 |
| | | | **Mean** | **61.2%** | **36.3%** | **0.93** | **0.58** |

## Weighted Average Cost of Capital

| Cost of Equity | |
|---|---|
| Unlevered Beta[3] | 0.58 |
| Relevered Beta[4] (β) | 0.94 |
| Risk-Free Rate[5] (Rf) | 3.3% |
| Market Risk Premium[6] (Rm) | 7.1% |
| Equity Size Premium[7] (Re) | 1.6% |
| Cost of Common Equity = Rf + β*(Rm)+Re | 11.5% |

| Component | Weight | Pre-Tax | Eff. Tax Rate | Tax Rate | After-Tax | Contribution |
|---|---|---|---|---|---|---|
| Debt | 36.3% | 4.8% | 0.0% | 0.0% | 4.8% | 1.7% |
| Equity | 63.7% | 11.5% | NA | NA | 11.5% | 7.3% |
| | | | | | WACC | 9.1% |

Source: Public filings, Bloomberg and Capital IQ.
Note: "NA" denotes "not applicable."
(1) Represents common equity value.
(2) Two-year historical, weekly adjusted beta per Bloomberg as of 10/17/18.
(3) Unlevered Beta = Levered Beta / (1+D/E*(1-t)); reflects 0.0% tax rate for non tax paying partnerships and effective cash tax rate for those incorporated as corporations.
(4) Relevered based on selected companies' average capital structure.
(5) 20-year U.S. government bond yield as of 10/17/18 per Capital IQ.
(6) Historical long-term equity risk premium per Duff & Phelps Cost of Capital Navigator as of 10/17/18.
(7) Sixth decile size premium per Duff & Phelps Cost of Capital Navigator as of 10/17/18.